UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 16, 2026

Lightwave Logic, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-40766	82-0497368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

369 Inverness Parkway, Suite 350, Englewood, CO 80112

(Address of principal executive offices, including Zip Code)

(720) 340-4949

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LWLG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On January 16, 2026, the Audit Committee of the Board of Directors of Lightwave Logic, Inc. (the “Company”), following consultation with management, concluded that the Company’s previously issued financial statements for the quarter ended June 30, 2025 should no longer be relied upon due to the Company having incorrectly expensed a portion of the value of the net shares issued by the Company in non-cash stock option exercises as compensation expense.

The Company determined that the value of the net shares issued in non-cash option exercises incorrectly expensed in the original filing overstated compensation expense. The correction decreased non-cash compensation expense by $705,499 and resulted in a corresponding decrease to additional paid-in capital for the period ended June 30, 2025. This non-cash adjustment also resulted in a corresponding decrease to net loss for the quarter.

The Company intends to file Amendment No. 1 to its Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, to correct this error and update related disclosures.

The Company’s management has discussed these matters with its independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTWAVE LOGIC, INC.

By:	/s/ Snizhana Quan
Name:	Snizhana Quan
Title:	Principal Financial Officer and Principal Accounting Officer

Dated: January 20, 2026